Exhibit 10.1

FIRST SUPPLEMENTAL INDENTURE

THIS FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated effective as of July 1, 2017 is by and among Alon USA Energy, Inc., a Delaware corporation (the “Company”), Delek Holdco, Inc., a Delaware corporation (“Holdco” and “Guarantor”), and U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”).
W I T N E S S E T H:
WHEREAS, the Company and the Trustee are parties to an Indenture, dated as of September 16, 2013 (the “Indenture”), pursuant to which the Company issued its 3.00% Convertible Senior Notes due 2018 (the “Notes”), which are currently convertible into shares of the Company’s Common Stock (as defined in the Indenture) or cash or a combination of cash and Common Stock, all as provided in Section 4.03 of the Indenture;
WHEREAS, Holdco is currently a wholly owned subsidiary of Delek US Holdings, Inc., a Delaware corporation (“Delek US”);
WHEREAS, the Company entered into an Agreement and Plan of Merger, dated as of January 2, 2017 (the “Merger Agreement”), by and among, among others, Delek US, Holdco, Astro Mergeco, Inc., a Delaware corporation and wholly owned subsidiary of Holdco (“Astro Merger Sub”), and the Company, as amended from time to time;
WHEREAS, pursuant to the Merger Agreement and subject to the terms and conditions therein, among other things, Astro Merger Sub will merge with and into the Company (the “Alon Merger”), and the Company will continue as the surviving entity of the Alon Merger as a wholly-owned subsidiary of Holdco;
WHEREAS, pursuant to the Merger Agreement and subject to the terms and conditions and exceptions therein, at the effective time of the Alon Merger (the “Effective Time”), a Merger Event (as defined in the Indenture) will occur, as a result of which the Common Stock will be converted into the right to receive and be exchangeable for 0.504 shares of common stock, par value $0.01 per share, of Holdco (the “Holdco Common Stock,” with such number of shares of Holdco Common Stock being a “Unit of Reference Property” as defined in the Indenture);
WHEREAS, in accordance with Section 4.07(a) of the Indenture, at the Effective Time, the right to convert each $1,000 principal amount of Notes based on a number of shares of Common Stock equal to the Conversion Rate in effect immediately prior to such Merger Event, which, for the avoidance of doubt, is 74.2405 shares of Common Stock per $1,000 principal amount of Notes, will, without the consent of the Holders, be changed into a right to convert each $1,000 principal amount of Notes into or based on a number of Units of Reference Property equal to the Conversion Rate in effect immediately prior to such Merger Event, in accordance with the terms of the Indenture and this Supplemental Indenture;

WHEREAS, in accordance with Section 4.07(a) of the Indenture, as of the Effective Time, Holdco desires to fully and unconditionally guarantee on a senior basis the Company’s obligations under the Notes;
WHEREAS, pursuant to Section 8.01 of the Indenture, the Company and the Trustee may enter into indentures supplemental to the Indenture for the purpose of, among other things, (i) in connection with a Merger Event, providing for the rights of the Holders to convert the Notes into Reference Property, including any adjustments required thereunder, and (ii) adding guarantees with respect to the Notes;
WHEREAS, in connection with the execution and delivery of this Supplemental Indenture and the Merger, the Trustee has received an Officer’s Certificate and an Opinion of Counsel as contemplated by Sections 5.07, 8.04 and 9.03 of the Indenture; and
WHEREAS, the Company and Holdco have requested that the Trustee execute and deliver this Supplemental Indenture and have satisfied all requirements necessary to make this Supplemental Indenture a valid instrument in accordance with its terms.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, Holdco and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:
Article I

DEFINITIONS

Section 1.1
Definitions in the Supplemental Indenture. A term defined in the Indenture has the same meaning when used in this Supplemental Indenture unless such term is otherwise defined herein or amended or supplemented pursuant to this Supplemental Indenture. The words “herein,” “hereof,” “hereunder,” and words of similar import refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision.

ARTICLE II

EFFECT OF ALON MERGER ON CONVERSION RIGHTS

Section 2.1
Conversion Right. In accordance with and subject to the provisions of Section 4.07(a) of the Indenture, from and after the Effective Time, in lieu of any rights to convert Notes into or based on shares of Common Stock, the Holders of Notes shall thereafter be entitled to convert each $1,000 principal amount of Notes into or based on a number of Units of Reference Property equal to the Conversion Rate in effect immediately prior to the Effective Time; provided that, in accordance with Section 4.03 of the Indenture, at and after the Effective Time, (x) the Company will continue to have the right to determine the Settlement Method upon conversion of the Notes pursuant to Section 4.03(a)(i) of the Indenture and (y) (i) any amount payable in cash upon conversion of the Notes in accordance with Section 4.03 of the Indenture shall continue to be payable in cash, (ii) the number of shares of Common Stock that the Company would have been required to deliver upon conversion of the Notes in accordance with Section 4.03 of the Indenture shall instead be deliverable in Units of Reference Property and (iii) the Daily VWAP and the Last Reported Sale Price will, to the extent reasonably possible, be calculated based on the value of a Unit of Reference Property, as determined in good faith by the Company in accordance with the Indenture, and the definitions of VWAP Trading Day and VWAP Market Disruption Event shall be determined by reference to the components of a Unit of Reference Property.

Section 2.2
Dividend Threshold Amount. From and after the Effective Time, the Dividend Threshold Amount, as defined in Section 4.04(d) of the Indenture, shall be adjusted to equal (x) the Dividend Threshold Amount immediately prior to the Effective Time, divided by (y) the number of shares of Holdco Common Stock that a holder of one share of Alon USA Common Stock will receive in the Merger Event.

Section 2.3
Further Adjustments to Conversion Rate. From and after the Effective Time, the Conversion Rate shall be subject to adjustments as nearly equivalent to the adjustments provided for in Article 4 of the Indenture as determined from time to time by the Board of Directors or the board of directors of Holdco.

ARTICLE III

HOLDCO GUARANTEE

Section 3.1
Guarantee. At and after the Effective Time, Holdco hereby fully and unconditionally guarantees on a senior basis the Company’s obligations under the Notes. Holdco agrees that its guarantee hereunder constitutes a guarantee of payment when due and not a guarantee of collection and that such guarantee shall not be subject to any reduction, limitation, impairment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Company’s obligations under the Notes.

ARTICLE IV

MISCELLANEOUS

Section 4.1
Trustee Matters. The Trustee accepts the Indenture, as supplemented hereby, and agrees to perform the same upon the terms and conditions set forth therein, as supplemented hereby. The Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability or affording protection to the Trustee, whether or not elsewhere herein so provided. The recitals contained in this Supplemental Indenture shall be taken as the statements of the Company and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

Section 4.2
No Third-Party Beneficiaries. Nothing in this Supplemental Indenture, express or implied, shall give to any Person, other than the parties to the Indenture, as supplemented hereby, and their successors, and to the Holders of the Notes, any benefit of any legal or equitable right, remedy or claim under the Indenture, as supplemented hereby.

Section 4.3
Ratification of Indenture. The Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

Section 4.4
Governing Law. THIS SUPPLEMENTAL INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH OF THE COMPANY, HOLDCO, THE HOLDERS BY THEIR ACCEPTANCE OF THE SECURITIES AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 4.5
Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date first written above.
ALON USA ENERGY, INC.

By: /s/ Shai Even
    Name: Shai Even
    Title: EVP & CFO

DELEK HOLDCO, INC. (GUARANTOR)

By: /s/ Kevin Kremke
    Name: Kevin Kremke
    Title: CFO/EVP/Secretary

By: /s/ Danny Norris
    Name: Danny Norris
    Title: VP-CAO

U.S. BANK, NATIONAL ASSOCIATION, as Trustee

By: /s/ Mauri J. Cowen
    Name: Maurie J. Cowen
    Title: Vice President

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